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                                                                      Exhibit 23

Consent of Independent Accountants



We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-82723) and Form S-8 (Nos. 333-03109, 333-74783,
333-74785, 333-76657, 333-76659 and 333-86893) of Pharmacia & Upjohn, Inc. of
our report dated February 10, 1999, except as to Note 1 relating to the pooling of interests with SUGEN, Inc. which is as of August 31, 1999, which appears in this Current Report on Form 8-K.




/s/  PricewaterhouseCoopers LLP


Chicago, Illinois
January 24, 2000